Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

DIRECT DIAL NUMBER	E-MAIL ADDRESS
(212) 455-2758	RFREARDON@STBLAW.COM

October 27, 2016

Acushnet Holdings Corp.

333 Bridge Street

Fairhaven, Massachusetts 02719

Ladies and Gentlemen:

We have acted as counsel to Acushnet Holdings Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to up to 8,190,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”), which may be issued by the Company pursuant to the Acushnet Holdings Corp. 2015 Omnibus Incentive Plan (the “Plan”).

We have examined the Registration Statement and the Plan, which has been filed with the Commission as an exhibit to the Registration Statement, as well as the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate”), a form of which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (1) when all necessary corporate action on the part of the Company has been taken to authorize and approve the issuance of the Shares, (2) when the Amended and Restated Certificate has been duly filed with the Secretary of State of the State of Delaware and (3) upon issuance and delivery of the Shares in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP